EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Form 8-K dated July 19, 2002 of CytrRx Corporation of our report dated March 28, 2002 and April 10, 2002, as it relates to Note 8, of Global Genomics, Inc.’s financial statement as of December 31, 2001.

By:	/s/ GOOD SWARTZ BROWN & BERNS LLP
Good Swartz Brown & Berns LLP

Los Angeles, California
July 29, 2002